As filed with the Securities and Exchange Commission on December 20, 1996

                                              Registration No. 333-_________


                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON D.C. 20549
                   ________________________________________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                         UNDER
                              THE SECURITIES ACT OF 1933
                   ________________________________________________

                                    KENNAMETAL INC.

            Pennsylvania                                      25-0900168
     (State or jurisdiction of                             (I.R.S. Employer
    Incorporation or organization)                        Identification No.)

                       Route 981 at Westmoreland County Airport
                                     P.O. Box 231
                              Latrobe, Pennsylvania 15650
                       (Address of principal executive offices)
                      ___________________________________________

                                    KENNAMETAL INC.
                        STOCK OPTION AND INCENTIVE PLAN OF 1996
                               (Full title of the plan)
                      ___________________________________________

                       David T. Cofer, Vice President, Secretary
                                  and General Counsel
                                    Kennametal Inc.
                       Route 981 at Westmoreland County Airport
                                     P.O. Box 231
                              Latrobe, Pennsylvania 15650
                        (Name and address of agent for service)

                                     412-539-5206
                        (Telephone number of agent for service)

                             Copies of communications to:
                                 Ronald Basso, Esquire
                      Buchanan Ingersoll Professional Corporation
                                   One Oxford Centre
                             301 Grant Street, 20th Floor
                               Pittsburgh, PA 15219-1410
                                     412-562-3943
                      ___________________________________________

                        CALCULATION OF REGISTRATION FEE

Title of Securities  Amount to Be  Proposed      Proposed         Amount of
To Be Registered     Registered    Maximum       Maximum         Registration
                                   Offering      Aggregate           Fee
                                   Price Per     Offering
                                   Share         Price

Capital Stock        1,443,000    $35.4375(1)  $51,136,312.50(1)  $15,496(1)
(par value $1.25        57,000    $34.0625(2)   $1,941,562.50(2)     $588(2)
per share)

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). Such price, which is the average of the high and low prices for the Common Stock on the New York Stock Exchange, as reported in The Wall Street Journal, Midwest Edition, on December 17, 1996, has been determined in accordance with Rule 457(c).

(2) In accordance with Rule 457(h) such price is the price at which the options with respect to such shares may be exercised.


                                   PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement relates to the Kennametal Inc. Stock Option and Incentive Plan of 1996 (the "Plan"). Kennametal Inc. (the "Corporation" or the "Registrant") is incorporated in the Commonwealth of Pennsylvania.

Item 3.  Incorporation of Documents by Reference

         The Corporation hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below. The Corporation also incorporates by reference, from the date of filing of such documents, all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Securities Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold:

         (a)  The latest annual report of the Corporation filed pursuant to
Section 13(a) or 15(d) under the Securities Exchange Act;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (c) The description of the Capital Stock of the Corporation contained in the Corporation's registration statement filed under Section 12 of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Buchanan Ingersoll Professional Corporation ("BIPC"), counsel for the Corporation, is issuing an opinion to the Corporation in connection with this Registration Statement regarding the legality of the securities being registered. Mr. William R. Newlin, the Managing Director and a shareholder of BIPC, is the Chairman of the Board of the Corporation. As of December 1, 1996, BIPC, and all attorneys of BIPC who may be deemed to be substantively involved in this Registration Statement, beneficially owned 17,711 shares of the Capital Stock of the Corporation.

Item 6.  Indemnification of Directors and Officers

         Pennsylvania statutory law regarding directors and officers insurance and indemnification is embodied in Subchapter D (Sections 1741 through 1750) of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL").
 Section 1741 (relating to third party actions) and 1742 (relating to derivative actions) of the BCL provide that, unless otherwise restricted by its bylaws, a business corporation shall have the power to indemnify any person who is made a party to a third-party or derivative action, respectively, by reason that such person is or was a representative of the corporation. The BCL defines representative to mean a director, officer, employee or agent thereof (a "Representative"). The sections further state that the corporation is authorized to indemnify the Representative against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action. However, the Representative must have acted in good faith and with a reasonable belief that his or her actions were in the best interests, or not opposed to the best interests, of the corporation; and with respect to any criminal proceeding, the Representative must have had no reasonable cause to believe his or her conduct was unlawful.

         Section 1743 of the BCL provides mandatory indemnification for a Representative if he or she succeeds on the merits or otherwise in the defense of any claim or action. The corporation must indemnify him or her to the extent of his or her actual and reasonable expenses (including attorney's fees) in connection with the claim or action.

         Section 1746(a) states that the statutory rights of indemnification shall not be deemed exclusive of any other rights to which a person might be entitled under any bylaw, agreement, or otherwise. However, 1746(b) forbids indemnification to be made in any case where the act or failure to act giving rise to the claim is determined by a court to be willful misconduct or recklessness. A corporation may not provide indemnification in the case of willful misconduct or recklessness.

         The BCL, in Section 1747, also authorized corporations to purchase and maintain insurance on behalf of a Representative, whether or not the corporation would have the power to indemnify him or her. Such insurance is declared to be consistent with Pennsylvania's public policy.

         Article IX, Section 1 of the Corporation's bylaws provides that a director shall not be personally liable for monetary damages for any action taken or failed to be taken unless the director has breached or failed to perform the duties of his office and such breach or failure to perform constitutes self-dealing willful misconduct or recklessness. A director's criminal or tax liability is not limited by the foregoing provision.

         Section 2 of Article IX of the Corporation's bylaws requires the Corporation to indemnify any director or officer who is involved in any action, suit or proceeding, whether, civil, criminal, administrative or investigative, unless a court determines that such director or officer's conduct constituted willful misconduct or recklessness. However, the Corporation will indemnify a director or officer who initiates an action only if the action was authorized by the board of directors. The right to indemnification conferred by this bylaw includes payment of all reasonable expenses, including attorney's fees, and any liability and loss. The bylaws further provide that any director or officer who is entitled to indemnification but is not paid in full by the Corporation within forty-five
(45) days after a written claim, may bring suit against the Corporation; and if the director or officer succeeds, in whole or in part, he or she shall be entitled to be paid also the expense of prosecuting such claim.

         The Corporation has entered into indemnification contracts with directors and officers of the Corporation which entitle them to full indemnification in accordance with the BCL and the Corporation's bylaws.
Also, pursuant to the indemnification contracts, the Corporation is obligated to purchase and maintain directors and officers' liability insurance. Accordingly, the Corporation provides insurance contracts which insure its directors and officers, within the limits and subject to the limitations of the policies, against certain expenses and liabilities which have been incurred by, or resulted from, any actions, suits or proceedings to which they are parties by reason of being or having been directors or officers of the Corporation.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

 4.01 Amended and Restated Articles of Incorporation, as Amended, of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Corporation's September 30, 1994 Form 10-Q)

 4.02    Bylaws of the Registrant (incorporated herein by reference to Exhibit
         3.1 of the Corporation's March 31, 1991 Form 10-Q, Commission File No. 1-5318, docket entry date - May 14, 1991)

 4.03 Rights Agreement dated October 25, 1990 (incorporated herein by reference to Exhibit 4 of the Corporation's Form 8-K for the event dated October 23, 1990, Commission File No. 1-5318, docket entry date
         - November 1, 1990)

 5.01    Opinion of Buchanan Ingersoll Professional Corporation
23.01    Consent of Independent Public Accountants
23.02 Consent of Buchanan Ingersoll Professional Corporation (contained in opinion filed as Exhibit 5.01)

Item 9.  Undertakings

         (a)  The undersigned registrant hereby undertakes:

              (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Unity Township, Westmoreland County, Commonwealth of Pennsylvania, on the 20th day of December, 1996.


                                        KENNAMETAL INC.

                                        By:  /s/ DAVID T. COFER
                                             -----------------------
                                               Authorized Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 20, 1996.

       Signature                            Capacity
       ---------                            --------

/s/ ROBERT L. MCGEEHAN                Director, President
--------------------------------        and Chief Executive Officer
Robert L. McGeehan

/s/ RICHARD J. ORWIG                  Vice President
-------------------------------         and Chief Administrative and Financial
Richard J. Orwig                          Officer

/s/ PETER B. BARTLETT                 Director
-------------------------------
Peter B. Bartlett

/s/ WARREN H. HOLLINSHEAD             Director
-------------------------------
Warren H. Hollinshead

/s/ RICHARD C. ALBERDING              Director
-------------------------------
Richard C. Alberding

/s/ QUENTIN C. MCKENNA                Director
-------------------------------
Quentin C. McKenna

/s/ WILLIAM R. NEWLIN                 Director
-------------------------------
William R. Newlin

/s/ LARRY YOST                        Director
-------------------------------
Larry Yost

/s/ A. PETER HELD                     Director
-------------------------------
A. Peter Held

/s/ ALOYSIUS T. MCLAUGHLIN, JR.       Director
-------------------------------
Aloysius T. McLaughlin, Jr.

/s/ JAMES R. BREISINGER               Controller
-------------------------------
James R. Breisinger


                                  EXHIBIT INDEX

Exhibit No.                       Description
-----------                       -----------

 4.01 Amended and Restated Articles of Incorporation, as Amended, of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Corporation's September 30, 1994 Form 10-Q)

 4.02 Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Corporation's March 31, 1991 Form 10-Q, Commission File No. 1-5318, docket entry date - May 14, 1991)

 4.03 Rights Agreement dated October 25, 1990 (incorporated herein by reference to Exhibit 4 of the Corporation's Form 8-K for the event dated October 23, 1990, Commission File No. 1-5318, docket entry date - November 1, 1990)

 5.01     Opinion of Buchanan Ingersoll Professional Corporation

23.01     Consent of Independent Public Accountants

23.02 Consent of Buchanan Ingersoll Professional Corporation (contained in opinion filed as Exhibit 5.01)